CONSULTING AGREEMENT


     This Consulting Agreement ("Agreement") is entered into effective the 7th day of August, 2000 by and between Mark Lindsey ("Consultant") and Lexon, Inc. ("Company").

     WHEREAS, Consultant is an independent contractor; and

     WHEREAS, the Company desires to engage Consultant and Consultant desires to provide specified general business consulting services not in connection with fund raising to the Company on and subject to the terms and conditions set forth herein; and

     WHEREAS, the Company and Consultant entered into a consulting agreement dated February 16, 2000 that has been completed. Company and Consultant desire to terminate that Agreement and enter into this new Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency are acknowledged, the parties agree as follows:

     1. Engagement. The Company engages Consultant and Consultant accepts the engagement from the Company to perform internet website development and maintenance for the Company upon the terms and conditions of this Agreement.

     2. Scope of Engagement. Consultant agrees to devote his good faith diligent efforts to for the Company to develop and maintain an internet website for the Company and such other duties and tasks as shall be assigned to Consultant from time to time by the Company.

     3. Term of Engagement. This Agreement shall remain in effect for one year from the effective date, unless terminated for cause by prior written notice.

     4. Compensation. The Consultant shall be compensated with Lexon's Common Stock. The offer of this Common Stock is being made in reliance upon the provisions of Regulation D promulgated under the Act, Section 4(2) of the Act, and/or such other exemption from the registration requirements of the Act as may be available with respect to all purchases of Common Stock to be made hereunder. The terms of the exemption and compensation shall be set forth below and in the Consultant's Representations section.

          (a) Fee. $100,800, payable in 120,000 shares of common stock of the Company issued at the fair market value of $0.84 per share.

          (b) No Expense Reimbursement. The fee shall cover all out of pocket business expenses incurred in accordance herewith, unless the Company shall approve other expenses on a case by case basis. All expense reimbursements approved by the Company shall be supported by appropriate receipts. The Company shall be entitled to deduct from any payments all federal, state and local income, FICA and other required tax withholdings. Consultant agrees to be solely responsible for all expenses incurred (unless approved for reimbursement by the Company in advance) and all taxes applicable to compensation received pursuant to this Agreement.


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          (c)  No Employee Benefit. Consultant agrees that Consultant shall have no participation in any employee benefit programs now in effect or hereafter established by the Company, and Consultant shall not
               be  entitled  to  participate  in  health,   accident,  and  life
               insurance  programs,   vacation  benefits,  and  pension,  profit
               sharing or other employee benefits.

     5. Termination. This Agreement may be terminated for cause by prior notice given by either party.

     6. Scope of Information to be Provided by Consultant. Consultant agrees to provide only information that is received from and approved by Lexon. Consultant agrees not to provide any information that is false or materially misleading or omit to provide any information regarding Lexon which is necessary so that whatever information is provided by Consultant is not false or materially misleading. If Consultant receives any inquiry which calls for a response with information that has not been approved by Lexon or as to which Consultant does not know the correct and current answer, Consultant agrees to request the information from Lexon and not provide a guess, a projection, an assumption, or information not approved by Lexon.

     7. Applicable Securities Laws. Consultant agrees to abide by all state and federal securities laws. Specifically, Consultant acknowledges it's understanding of the laws which govern internet investor relations and agrees not to violate any section or law including but not limited to Sections 10(b) and/or 17(b) of the Securities Act.

     8. Independent Contractor. Consultant is an independent contractor and not an employee, partner, joint venturer or other representative of the Company. Consultant is not under the direct or indirect control of the Company. All references in the Agreement to "Consultant" includes the Consultant and Consultant's directors, officers, employees and affiliates.

     9. Disclosure of Relationship. Consultant agrees to disclose in a manner consistent with applicable laws, rules and regulations that it is providing website development and maintenance which may be considered investor relations and/or public relations services in exchange for common stock of Lexon and that it maintains a financial and ownership interest in the success of Lexon. The disclosure shall be made on the opening page of the website and be disclosed to all persons contacted, and set forth on all communications (including all fax cover sheets and press releases). These contacts and communications are to be construed in the broadest sense, including but not limited to all electronic, telephonic, facsimile, written or verbal communications. This disclosure shall also include the amounts of all compensation and consideration, received or to be received by Consultant in the past, present and future.

          Specifically, Consultant agrees to abide by Section 17(b) of the Securities Act which provides that it is unlawful for any person "to publish, give publicity to, or to circulate any notice, circular, or advertisement, newspaper article, letter, investment service, or communication which, though not purporting to offer a security for sale, describes such security for a consideration received or to be received, directly or indirectly, from an issuer, underwriter, or dealer, without fully disclosing the receipt, whether past or prospective, of such consideration and the amount thereof."


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     10.  Short Sales.  Consultant  and his  employees,  affiliates  and related
          parties   (including   all  family   members)   shall  not  under  any
          circumstances engage either directly or indirectly in short sales of the Company's Stock. In addition, Consultant shall not direct any third parties to engage in short sales of the Company's Stock.

     11. Purchase Entirely for Own Account. The Consulting Agreement is made in reliance upon Consultant's representation to the Company, which by Consultant's execution of this Agreement, Consultant hereby confirms, that the Company's Common Stock is being acquired for investment purposes for Consultant's own account and not with a view for resale or distribution of any part thereof except in accordance with applicable federal and state securities laws.

     12. Receipt of Information. Consultant has received copies of Lexon Inc.'s latest 10Q and 10K filings, the August 2000 SB-2 registration statement  and all  information  set  forth  and  referenced  in these filings. Furthermore, Consultant has received all information necessary for it to make an informed investment decision.

     13. Investment Experience. Consultant represents that it is experienced in evaluating and investing in restricted securities and in companies similar to Lexon and acknowledges that it can fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment. Consultant further represents that it has not been organized solely for the purchase of the Company's Common Stock.

     14. Accredited Investor. Consultant represents that it is an "accredited investor" as that term is defined in SEC rule 501(a) of Regulation D, 17 C.F.R.501(a).

     15. Restricted Securities. Consultant understands that the Company's Common Stock issued hereunder may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Company's Common Stock, or an available exemption from registration under the Securities Act, the Common Stock must be held indefinitely. In particular, Consultant is aware that the Common Stock may not be sold under Rule 144 unless all of the conditions of that rule have been met.

     16. Proceeds. The proceeds, if any from Consultant's sale of Lexon Common Stock shall be solely for Consultant's benefit. No proceeds from the sale of these shares shall directly or indirectly pass through to Lexon, it's directors, officers or affiliates.

     17. Legends. To the extent applicable, each certificate or other document evidencing the Company's Common Stock shall be endorsed with the legend set forth in exhibit "A".

     18. Nature of Relationship. Consultant and Lexon are independent contractors and are not partners, joint venturers, employees, agents, or other representatives of the other. Neither Consultant nor Lexon is authorized or empowered to bind the other in contract or in any other way or to act as a representative of the other in any capacity without the express written consent of the other. Each party is solely responsible for all costs and liabilities arising from taxes of every kind or relating to its own employees and other representatives, or relating to the conduct of its business as an independent entity, and each party agrees to indemnify and hold the other party

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          harmless  therefrom.  Consultant  is in the  business of creating  and maintaining internet websites to help provide information to the investing public and the investment community. Consultant is not a registered broker or investment advisor, and Consultant agrees not to undertake any activity which will require it to be so registered.

     19.  Miscellaneous.

          (a) Notices. Any notice, request, demand or other communication required to be made or which may be given to either party hereto shall be delivered by certified U.S. mail, postage prepaid, to that party's attention at the address set forth below or at such other address as shall be changed from time to time by giving notice hereunder.

          (b)  Entire  Agreement.  This  document  constitutes  the complete and entire employment agreement between the parties hereto with reference to the subject matters hereof. No statement or agreement, oral or written, made prior to or at the signing hereof, and no prior course of dealing or practice by either party shall vary or modify the written terms hereof.

          (c) Headings. The headings and captions contained in this Agreement are for ease and convenience of reference only and shall not be deemed for any purpose to affect the substantive meaning of the rights and duties of the parties hereto in any way.

          (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (e) Counterparts. This Agreement may be executed in multiple counterparts, each of which has the same text and each of which shall be deemed an original for all purposes, but together they constitute one single and the same agreement.

          (f) Amendments. This Agreement may be amended only by a written document signed by the parties and stating that the document is intended to amend this Agreement.

          (g) Applicable Law. This Agreement shall be governed by and construed in accordance with Oklahoma law.

          (h) Resolution of Disputes. The parties agree to resolve all disputes arising under or in connection with this Agreement by final and binding arbitration, which either party may initiate 60 days after the parties have failed to reach a mutually acceptable agreement after negotiating in good faith to do so. The arbitration shall be conducted in accordance with the Commercial Rules of Arbitration of the American Arbitration Association, held in Tulsa, OK.

          (i) Additional Documents. The parties hereto shall enter into and execute such additional agreements, understandings, documents or instruments as may be necessary to implement the intent of this Agreement.

          (j) Cumulative Remedies. The remedies of the parties as set forth herein are cumulative and may be exercised individually or together with one or all other remedies, and are not exclusive but instead are in addition to all other rights and remedies available to the parties at law or in equity.

          (k) Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          (l) Waiver. The failure of a party to enforce any provision of this Agreement shall not constitute a waiver of such party's right to thereafter enforce such provision or to enforce any other provision at any time.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed effective this 7th day of August, 2000.


                                            Lexon, Inc.


___________________________________         BY:_____________________________
Mark Lindsey, Individually                     Gifford Mabie, President
2929 Old Franklin Rd., Apt. 806.               8908 S. Yale Ave, Ste. 409
Antioch, TN  37013                             Tulsa, OK  74137




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